Exhibit 1.1

ALABAMA GAS CORPORATION

$45,000,000

5.90% NOTES DUE JANUARY 15, 2037

Underwriting Agreement

January 10, 2007

A.G. Edwards & Sons, Inc.

One North Jefferson Avenue

St. Louis, Missouri 63103

Ladies and Gentlemen:

Alabama Gas Corporation, an Alabama corporation (the “Company”), hereby confirms its agreement with A.G. Edwards & Sons, Inc. (the “Underwriter”) as follows:

1. Purchase and Sale. Upon the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees, at the time and place herein specified, to purchase from the Company $45,000,000 principal amount of the Company’s 5.90% Notes due January 15, 2037 (the “Securities”), at the purchase price of 99.125% of the principal amount of the Securities and having the terms set forth in the Time of Sale Information (as defined in Section 2(a)(v) hereof). The Securities will be issued pursuant to an Indenture dated as of November 1, 1993 (as amended and supplemented, the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as successor to NationsBank of Georgia, National Association (the “Trustee”).

2. Representations and Warranties of Company. The Company represents and warrants to, and covenants and agrees with, the Underwriter that:

(a) Filing of Registration Statement and any Preliminary Prospectus with SEC. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”), and has filed with the Securities and Exchange Commission (the “SEC”) the Registration Statement (as defined below) and each Preliminary Prospectus (as defined below) relating to the Securities, if any, required to be filed pursuant to Rule 424 under the 1933 Act; the Registration Statement has been declared effective by the SEC under the 1933 Act and complies in all material respects with Rule 415 under the 1933 Act; and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Securities have been instituted or threatened by the SEC, and any request on the part of the SEC for additional information has been complied with by the Company. For the purposes of this Agreement, the following terms used herein shall have the following meanings:

(i) “Registration Statement” shall mean the various parts of the registration statement on Form S-3 (No. 333-121077) filed by the Company with the SEC pursuant to Rule 415 under the 1933 Act for the registration of the Company’s debt securities, including the Securities, under the 1933 Act, any pre-effective amendment thereto, any post-effective amendment thereto, including the exhibits thereto, each as amended at the time such part of such registration statement became effective, and including any information omitted from such registration statement at the time such registration statement became effective but that is deemed to be part of such registration statement pursuant to Rule 430B or Rule 430C (“Rule 430 Information”) under the 1933 Act at the time set forth therein;

(ii) “Preliminary Prospectus” shall mean the preliminary prospectus supplement dated January 9, 2007 to the prospectus dated December 21, 2004 used in connection with the offering and sale of the Securities prior to the execution and delivery of this Agreement that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B(e) under the 1933 Act;

(iii) “Prospectus” shall mean the prospectus included in the Registration Statement at the initial Effective Date, as such prospectus has been amended or supplemented as of the date hereof (excluding any preliminary prospectus supplement or any prospectus supplement that does not relate to the Securities), including by the prospectus supplement relating to the Securities as first filed with the SEC pursuant to Rule 424(b) under the 1933 Act in accordance with Section 4(a) of this Agreement;

(iv) “Effective Date” shall mean the date as of which any part of the Registration Statement is deemed to have become effective under the 1933 Act in accordance with Rule 430B under the 1933 Act;

(v) “Time of Sale Information” shall mean, as of the Time of Sale, the Preliminary Prospectus and the final term sheet prepared and filed pursuant to Section 4(a) hereof; and

(vi) “Time of Sale” shall mean 12:50 p.m. New York City time on the date of this Agreement.

Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the 1933 Act, as of the Effective Date of the Registration Statement, the date of such Preliminary Prospectus or the date of such Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the Effective Date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the SEC thereunder, and incorporated by reference in such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be.

(b) Registration Statement; Prospectus; Time of Sale Information; Incorporated Documents. (i) The Registration Statement as of the Effective Date, the Time of Sale Information, at the Time of Sale, and the Prospectus, at the time it is filed with the SEC pursuant to Rule 424(b) under the 1933 Act complied and will comply, as the case may be, in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the “1939 Act”), and, in each case, the rules and regulations of the SEC thereunder; (ii) the Registration Statement, as of the Effective Date, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus, at the time it is filed with the SEC pursuant to Rule 424(b) under the 1933 Act and at the Closing Date (as defined herein), will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) each document incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, at the time it was or will be filed with the SEC pursuant to the 1934 Act, complied and will comply, as the case may be, in all material respects with the applicable requirements of the 1934 Act and the rules and regulations of the SEC thereunder and, at such times, did not contain and will not contain, as the case may be, an untrue statement of a material fact and did not omit and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in the case of clauses (i), (ii), (iii) and (iv) above, the Company makes no representation or warranty as to (x) information furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement, the Prospectus or the Time of Sale Information, which for purposes of this Agreement shall be deemed to consist solely of (1) the statements with respect to the delivery of the Securities in the last paragraph on the cover page of the Preliminary Prospectus and the Prospectus, and (2) the statements in the fifth paragraph, the third and fourth sentences of the seventh paragraph, the eighth paragraph, and, to the extent it relates to the Underwriter, the ninth paragraph, in each case, under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus (collectively, the “Underwriter Information”) or (y) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the 1939 Act.

(c) Indenture. The Indenture has been duly qualified under the 1939 Act, has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith and fair dealing (such exceptions, collectively, the “Exceptions”); and the Indenture will conform to the description thereof contained in the Time of Sale Information and the Prospectus.

(d) Securities. The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company, and, when authenticated in the manner provided for in the Indenture, issued and delivered against payment therefor by the Company as described in the Time of Sale Information and the Prospectus, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by the Exceptions, and will be entitled to the benefits of the Indenture; and the Securities will conform to the description thereof contained in the Time of Sale Information and the Prospectus.

(e) Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(f) Due Incorporation. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus and to execute and deliver, and perform its obligations under, this Agreement, the Indenture and the Securities; the Company is not required by the nature of its business to be licensed or qualified as a foreign corporation in any other state or jurisdiction, except where the failure to be so qualified would not have a material adverse effect on the Company.

(g) Material Changes. The Company has not sustained, since the date of the most recent financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Time of Sale Information and the Prospectus; and, since the respective dates as of which information is given in the Time of Sale Information, otherwise than as set forth in the Time of Sale Information, there has not been (i) any material change in the capital stock, long-term debt or net assets of the Company, (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, properties, financial position, stockholder’s equity or results of operations of the Company, or (iii) any material transaction entered into by the Company.

(h) No Conflicts; Alabama Commission Order in Full Force and Effect; No Consents Required. The offering and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Company’s articles of incorporation or bylaws, each as amended (the “Organizational Documents”), or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its properties; the Alabama Public Service Commission has issued its final order (the “Alabama Commission

Order”) authorizing the issue and sale of the Securities by the Company and such Alabama Commission Order is in full force and effect and not the subject of any appeal or other proceeding and is sufficient to authorize the transactions contemplated by this Agreement; and no other consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such as have been obtained under the 1933 Act and the 1939 Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriter.

(i) No Defaults. The Company is not in violation of the Organizational Documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject.

(j) Litigation. Other than as set forth in or contemplated by the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject that could reasonably be expected to be determined in a manner that, individually or in the aggregate, would have a material adverse effect on the current or future financial position, stockholder’s equity or results of operations of the Company, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated.

(k) Sarbanes-Oxley. The Company is to its knowledge, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the SEC that have been adopted and are effective thereunder (collectively, the “Sarbanes-Oxley Act”).

(l) Accountants. To the knowledge of the Company, Pricewaterhouse Coopers LLP, (the “Accountants”) who have certified certain financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are independent registered public accountants as required by the 1933 Act.

(m) Time of Sale Information. No statement of material fact that will be included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus will be omitted therefrom.

(n) Issuer Eligibility. The Company is not an ineligible issuer as defined under the 1933 Act, at the times specified in the 1933 Act, in connection with the offering of the Securities.

(o) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) the documents listed on Schedule I hereto (which includes the final term sheet contemplated by Section 4(a) hereof) and other written communications approved in writing in advance by the Underwriter. Each Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty as to Underwriter Information.

3. Offering; Delivery of Securities.

(a) Offering. The Underwriter has advised the Company that it proposes to make a public offering of the Securities as soon after the effectiveness of this Agreement as in its judgment is advisable. The Underwriter has further advised the Company that it will offer the Securities to the public at the initial public offering price specified in the Time of Sale Information and the Prospectus plus accrued interest thereon, if any, from the Closing Date to the date of delivery of the Securities.

(b) Delivery of Securities. Delivery of the Securities to the Underwriter, against payment of the purchase price therefor in immediately available funds by wire transfer, shall be made prior to 1:00 P.M., New York City time, on January 16, 2007 in book-entry form through the facilities of The Depository Trust Company, New York, New York (“DTC”), or at such other time and date as may be agreed upon in writing by the Company and the Underwriter. Delivery of the documents required by Section 6 hereof with respect to the Securities shall be made at such time and date at the offices of Pillsbury Winthrop Shaw Pittman LLP (“Underwriter’s Counsel”), New York, New York, or at such other location as may be agreed upon in writing by the Company and the Underwriter. For purposes of this Agreement, “Closing Date” shall mean the hour and date of such delivery and payment.

The Securities shall be issued in the form of a global certificate registered in the name of “Cede & Co.,” as nominee of DTC. For the purpose of expediting the Underwriter’s checking of the Securities, the Company agrees to make the Securities available to the Underwriter for such purpose at the offices of DTC (or a custodian thereof) in New York, New York, not later than 1:00 P.M., New York City time, on the business day preceding the Closing Date or at such other time and place as may be agreed upon by the Company and the Underwriter.

4. Covenants of Company. The Company covenants and agrees with the Underwriter that:

(a) Filing of Prospectus and Final Term Sheet; Issuer Free Writing Prospectuses. The Company will (i) promptly transmit copies of the Preliminary Prospectus and the Prospectus, and any amendments or supplements thereto, to the SEC for filing pursuant to Rule 424(b) and Rule 430B or Rule 430C under the 1933 Act, (ii) prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Underwriter and file such final term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule, (iii) file all other material required to be filed by the Company with the SEC pursuant to Rule 433(d) under the 1933 Act, (iv) make no further amendment or any supplement to the Registration Statement or the Prospectus after the Time of Sale and prior to the Closing Date for the Securities which shall be disapproved by the Underwriter after reasonable notice thereof, and (v) before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, to furnish to the Underwriter and Underwriter’s Counsel a copy of the proposed Issuer Free Writing Prospectus for review and not to prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus disapproved by the Underwriter.

(b) Copies of Registration Statement, Prospectus and Issuer Free Writing Prospectuses; Notice of Stop Orders. The Company will deliver to the Underwriter and to Underwriter’s Counsel (i) one conformed copy of the Registration Statement as originally filed, including copies of exhibits thereto (other than any exhibits incorporated by reference therein), (ii) conformed copies of any amendments to the Registration Statement, including conformed copies of the documents incorporated by reference therein (other than exhibits thereto), and (iii) a conformed copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended; the Company will also deliver to the Underwriter as soon as practicable after the date of this Agreement as many copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act; the Company will promptly advise the Underwriter of the issuance of any stop order under the 1933 Act with respect to the Registration Statement (as amended) or the institution of any proceedings therefor, or the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Securities of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Securities; and the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to secure the prompt removal thereof.

(c) Filing of Amendments or Supplements. During the period when a prospectus relating to any of the Securities is required (but for Rule 172 under the 1933 Act) to be delivered under the 1933 Act by the Underwriter or any dealer, the Company will not file any amendment or supplement to the Registration Statement or the Prospectus or any document incorporated by reference therein or to the Time of Sale Information or any Issuer Free Writing Prospectus to which the Underwriter or Underwriter’s Counsel shall reasonably object.

(d) Compliance with 1933 Act. During the period when a prospectus relating to any of the Securities is required (but for Rule 172 under the 1933 Act) to be delivered under the 1933 Act by the Underwriter or any dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Securities during such period in accordance with the provisions hereof and as contemplated by the Time of Sale Information and the Prospectus.

(e) Certain Events and Amendments or Supplements. If, during the period when a prospectus relating to any of the Securities is required (but for Rule 172 under the 1933 Act) to be delivered under the 1933 Act by the Underwriter or any dealer, (i) any event relating to or affecting the Company or of which the Underwriter shall advise the Company in writing shall occur as a result of which, in the opinion of the Company or the Underwriter, the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus, each as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Information to comply with the 1933 Act, the 1934 Act or the 1939 Act or the rules and regulations of the SEC thereunder (including the filing of any document incorporated by reference in the Prospectus to comply with the 1934 Act), the Company will immediately notify the Underwriter thereof and forthwith at its expense prepare and furnish to the Underwriter and to any dealer the Underwriter may designate a reasonable number of copies of such amendment or supplement that will correct such statement or omission or effect such compliance.

(f) Blue Sky Qualifications. During the period when a prospectus relating to any of the Securities is required (but for Rule 172 under the 1933 Act) to be delivered under the 1933 Act by the Underwriter or any dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation, qualify as a dealer in securities or file a general consent to service of process under the laws of any jurisdiction.

(g) Earning Statement. In accordance with Rule 158 under the 1933 Act, the Company will make generally available to its security holders and to holders of the Securities, as soon as practicable, an earning statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(h) Exchange Act Documents; Ratings Notification. During the period when a prospectus relating to any of the Securities is required (but for Rule 172 under the 1933 Act) to be delivered under the 1933 Act by the Underwriter or any dealer, the Company will file within the required time periods all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act; and the Company will promptly notify the Underwriter of any written notice given to the Company, by any “nationally recognized statistical rating organization” within the meaning of Rule 436(g)(2) under the 1933 Act (a “Rating Agency”) of any decrease in any rating of any securities of the Company, any intended decrease in any such rating or of any intended change in any such rating that does not indicate the direction of the possible change of any such rating, in each case by any such Rating Agency.

(i) No Issuance Period. During the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities, as determined by the Underwriter, and (ii) 15 days after the Closing Date, the Company will not, without the Underwriter’s prior written consent, offer for sale, sell or enter into any agreement to sell, or otherwise dispose of, any debt securities of the Company.

(j) Payment of Expenses. Whether or not any sale of the Securities is consummated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of Bradley Arant Rose & White LLP, counsel for the Company, and the Accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information and the Prospectus and amendments or supplements thereto and the mailing and delivering of copies thereof to the Underwriter and any dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any blue sky memorandum, closing documents (including any compilations thereof) and other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(f) hereof, including the fees and disbursements of Underwriter’s Counsel in connection with such qualification and in connection with any such blue sky memorandum; (iv) any fees charged by a Rating Agency for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of Underwriter’s Counsel in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and disbursements of the Trustee and any agent of the Trustee and the fees and disbursements of their counsel in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 4(j); provided, however, that if this Agreement shall be terminated as a result of a default hereunder by the Underwriter and could not have been terminated pursuant to Section 6 hereof, the Company shall then not be under any liability to the Underwriter with respect to the Securities except as provided in this Section 4(j) and Section 7 hereof; but, if for any other reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all of its out-of-pocket expenses, including fees and disbursements of Underwriter’s Counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Underwriter with respect to the Securities except as provided in this Section 4(j) and Section 7 hereof. It is understood that, except as provided in this Section 4(j) and Section 7 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of Underwriter’s Counsel and any advertising expenses in connection with any offers it may make.

(k) Rule 433 Compliance. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

5. Underwriter Free Writing Prospectus. The Underwriter hereby represents and agrees that, except for one or more term sheets containing the information set forth in Exhibit A to Schedule I hereto, it has not and will not use, authorize the use of, refer to, or participate in the use of, any “free writing prospectus”, as defined in Rule 405 under the 1933 Act (which term includes use of any written information furnished to the SEC by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) one or more term sheets relating to the Securities which are not Issuer Free Writing Prospectuses and which contain preliminary terms of the Securities and related customary information not inconsistent with the final term sheet filed by the Company pursuant to Section 4(a) hereof, (ii) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (iii) any Issuer Free Writing Prospectus listed on Schedule I hereto or prepared pursuant to Section 2(o) or Section 4(a) hereof, or (iv) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

6. Conditions to Underwriter’s Obligations. The obligations of the Underwriter under this Agreement shall be subject to the condition that all representations and warranties of the Company contained in this Agreement are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder on or prior to the Closing Date and the following additional conditions:

(a) Filing of Prospectus with SEC; No Stop Order; Alabama Commission Order in Full Force and Effect. The Prospectus, and any supplements thereto, shall have been filed with the SEC within the time period prescribed for such filing by Rule 424(b) and Rule 430B or Rule 430C under the 1933 Act and in accordance with Section 4(a) hereof and each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the 1933 Act (to the extent required by Rule 433 under the 1933 Act); all requests for additional information on the part of the SEC shall have been complied with to the Underwriter’s reasonable satisfaction; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Securities shall have been initiated or threatened by the SEC; and the Alabama Commission Order shall be in full force and effect and not the subject of any appeal or any other proceeding and such order shall not have been amended or modified to include conditions or restrictions which the Underwriter in good faith determines to be unduly burdensome.

(b) Opinion of Underwriter’s Counsel. At the Closing Date, Underwriter’s Counsel shall have furnished to the Underwriter an opinion, dated the Closing Date, with respect to such matters as the Underwriter may reasonably request, and Underwriter’s Counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters.

(c) Opinion of Company Counsel. At the Closing Date, counsel for the Company shall have furnished to the Underwriter an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that (and, if the Time of Sale Information shall be supplemented after being furnished to the Underwriter for use in offering the Securities, with such changes therein to reflect such supplementation):

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus and to execute and deliver, and perform its obligations under, this Agreement, the Indenture and the Securities; and the Company is not required by the nature of its business to be licensed or qualified as a foreign corporation in any other state or jurisdiction, except where the failure to be so qualified would not have a material adverse effect on the Company;

(ii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Time of Sale Information and the Prospectus;

(iii) this Agreement has been duly authorized, executed and delivered by the Company;

(iv) the Securities have been duly authorized, executed, issued and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by the Exceptions, and are entitled to the benefits of the Indenture; and the Securities conform to the description thereof in the Time of Sale Information and the Prospectus;

(v) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by the Exceptions; the Indenture conforms to the description thereof in the Time of Sale Information and the Prospectus; and the Indenture has been duly qualified under the 1939 Act;

(vi) the issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Organizational Documents or any statute, rule, regulation or other law, or any order or judgment known to such counsel, of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

(vii) the Alabama Commission Order is in full force and effect and is sufficient to permit the Company to enter into and perform the transactions contemplated by this Agreement, the Securities and the Indenture, and no other consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such as have been obtained under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws in connection with the Underwriter’s purchase and distribution of the Securities;

(viii) the Registration Statement, as of the Effective Date, and the Preliminary Prospectus and the Prospectus, as of the date each was filed with the SEC pursuant to Rule 424(b) under the 1933 Act (except in each case as to financial statements and other financial and statistical data contained or incorporated by reference therein, upon which such counsel need not pass), complied as to form in all material respects with the requirements of the 1933 Act and the 1939 Act and the respective rules and regulations of the SEC thereunder; each document incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information as originally filed pursuant to the 1934 Act (except as to financial statements and other financial and statistical data contained or incorporated by reference therein, upon which such counsel need not pass) complied as to form when so filed in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder;

(ix) the Registration Statement has become, and on the Closing Date is, effective under the 1933 Act and, to the best of such counsel’s knowledge, no proceedings for a stop or a cease-and-desist order with respect thereto are threatened or pending under Section 8 of the 1933 Act or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Securities; and nothing has come to the attention of such counsel that has caused it to believe that (1) the Registration Statement (except as to financial statements and other financial and statistical data contained or incorporated by reference therein, upon which such counsel need not pass), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Information (except as to financial statements and other financial and statistical data contained or incorporated by reference therein, upon which such counsel need not pass), at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except as to financial statements and other financial and statistical data contained or incorporated by reference therein, upon which such counsel need not pass), as of its date or on the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(x) such counsel does not know of any franchise, contract or other document required to be described in, or filed as an exhibit to, the Registration Statement or incorporated by reference in the Time of Sale Information or the Prospectus that are not so described or filed or incorporated by reference as required; and the statements included or incorporated by reference in the Time of Sale Information and the Prospectus describing material contracts or agreements relating to the Company fairly summarize such matters.

In rendering such opinion, such counsel (A) may rely as to matters involving the application of laws of any jurisdiction other than the State of Alabama or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to Underwriter’s Counsel provided that the Underwriter is an addressee of or is otherwise entitled to rely on such opinions, (B) may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) need not pass upon any information contained or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus relating to DTC.

(d) Letter of Accountants. On the date of this Agreement and at the Closing Date, the Accountants shall have furnished to the Underwriter letters, dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to the Underwriter, confirming that they are independent registered accountants within the meaning of the 1933 Act and the rules and regulations of the SEC thereunder with respect to the Company and stating in effect that:

(i) in the opinion of the Accountants, the financial statements and schedules included or incorporated by reference in the Time of Sale Information and the Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the respective rules and regulations of the SEC thereunder; and

(ii) on the basis of a reading of the unaudited financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus and the latest available interim unaudited financial statements of the Company, the performance of the procedures specified by the Public Company Accounting Oversight Board (United States) for a review of any such financial statements as described in Statement on Auditing Standards No. 100, inquiries of officials of the Company responsible for financial and accounting matters and a reading of the minutes of meetings of the stockholder, the Board of Directors of the Company and the Audit and Finance Committees of Energen Corporation through a specified date not more than five days prior to the date of the applicable letter, nothing came to the attention of the Accountants that caused them to believe that: (A) any material modification should be made to the unaudited financial statements included or incorporated by reference in the Time of Sale Information or the Prospectus for them to be in conformity with generally accepted accounting principles or any such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act and the respective rules and regulations of the SEC thereunder; (B) for the twelve months ended as of the date of the most recent available financial statements of the Company, there were any decreases in operating revenues, operating income, other income or net income as compared with the comparable period of the preceding year; or (C) at the date of the most recent available financial statements of the Company and at a subsequent date not more than five days prior to the date of such letter, there was any change in the capital stock or long-term debt of the Company or any decrease in its net assets as compared with the amounts shown in the most recent balance sheet included or incorporated by reference in the Time of Sale Information and the Prospectus, except in all instances for changes or decreases that the Time of Sale Information and the Prospectus disclose have occurred or may occur, or for changes or decreases that are described in such letter that are reasonably satisfactory to the Underwriter.

Such letter shall also cover such other matters as the Underwriter shall reasonably request, including but not limited to the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus and any other information of an accounting, financial or statistical nature included therein (including Exhibit 12 to the Registration Statement).

(e) No Material Changes. (i) The Company shall not have sustained, since the date of the most recent financial statements included or incorporated by reference in the Time of Sale Information, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Time of Sale Information, and (ii) since the respective dates as of which information is given in the Time of Sale Information, otherwise than as set forth in the Time of Sale Information, there shall not have been any change in the capital stock, long-term debt or net assets of the Company, any change, or any development involving a prospective change, in or affecting the business, general affairs, management, properties, financial position, stockholder’s equity or results of operations of the Company, or any transaction entered into by the Company, the effect of which, in any such case described in clause (i) or (ii), is in the Underwriter’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(f) Ratings; No Downgrading of Ratings or Credit Review. Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services shall have publicly assigned to the Securities ratings of at least A1 and BBB+, respectively, which ratings shall be in full force and effect at the Closing Date; and, on or after the date of this Agreement, (i) no downgrading, withdrawal or suspension shall have occurred in the rating accorded any of the Company’s securities by any Rating Agency and (ii) no Rating Agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(g) Nonoccurrence of Certain Events. On or after the date of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally by the SEC, any national securities exchange or The Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities by the SEC, any national securities exchange or The Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) any material adverse change in the financial markets in the United States or the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv), in the Underwriter’s judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(h) Officers’ Certificate. At the Closing Date, the Company shall have furnished or caused to be furnished to the Underwriter a certificate of the Chairman of the Board or the President of the Company and the principal financial or accounting officer of the Company satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein on and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed on or prior to the Closing Date, as to the matters set forth in Sections 6(a) and 6(e) hereof and as to such other matters as the Underwriter may reasonably request.

In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Underwriter upon mailing or otherwise delivering written notice thereof to the Company. Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 4(j) hereof and except for any liability under Section 7 hereof.

7. Indemnification and Contribution

(a) Indemnification by Company. The Company will indemnify and hold harmless the Underwriter for and against any losses, damages or liabilities, joint or several, to which the Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale

Information, or any “issuer information” filed or required to be filed under Rule 433(d) of the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter for any legal or other expenses incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Company); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment or supplement thereto, the Prospectus (or any amendment or supplement thereto), the Preliminary Prospectus or any Issuer Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification by the Underwriter. The Underwriter will indemnify and hold harmless the Company for and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, the Prospectus (or any amendment or supplement thereto), the Preliminary Prospectus or any Issuer Free Writing Prospectus or the Time of Sale Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any amendment or supplement thereto, the Prospectus (or any amendment or supplement thereto), the Preliminary Prospectus or any Issuer Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the Underwriter Information, and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriter).

(c) General. Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or 7(b) hereof, notify such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if such indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses)

received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Scope of Obligations. The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Underwriter within the meaning of the Section 15 of the 1933 Act and Section 20 of the 1934 Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act.

8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of the Company or them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter, any officer, director, employee, agent or other representative of the Underwriter or any controlling person of the Underwriter, or the Company, any officer or director of the Company who signed the Registration Statement or any controlling person of the Company, and shall survive delivery of and payment for the Securities.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to A.G. Edwards & Sons, Inc. at the address set forth on the first page of this Agreement, attention of Lester H. Krone, Managing Director; and notices to the Company shall be directed to Alabama Gas Corporation,

605 Richard Arrington, Jr. Boulevard North, Birmingham, Alabama 35203-2707, attention of Charles W. Porter, Jr., Vice President, Chief Financial Officer and Treasurer.

10. Miscellaneous. The rights and duties of the parties to this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York. This Agreement shall be binding upon, and inure solely to the benefit of, the Company and the Underwriter except to the extent provided in Section 7(e) hereof, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No person who purchases any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The word “or” shall not be exclusive, and all references in this Agreement to the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or subdivision hereof, and the captions to such Sections and subdivisions are for convenience only and shall not affect the construction hereof.

11. No Fiduciary Duty. The Company hereby acknowledges that (a) the Underwriter is acting as principal and not as agent or fiduciary of the Company and (b) its engagement of the Underwriter in connection with the issuance of the Securities is as independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the issuance of the Securities (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). Nothing in this Section 11 is intended to modify in any way the Underwriter’s obligations expressly set forth in this Agreement.

[Signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to the Company the enclosed duplicate hereof, whereupon this Agreement will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

ALABAMA GAS CORPORATION

By:	/S/ CHARLES W. PORTER, JR.
Name:	Charles W. Porter, Jr.
Title:	Vice President, Chief Financial Officer and Treasurer

Accepted as of the date hereof:

A.G. EDWARDS & SONS, INC.

By:	/S/ JOYCE P. OPINSKY
Name:	Joyce P. Opinsky
Title:	Vice President

Schedule I

-	Term Sheet, dated January 10, 2007, attached hereto as Exhibit A.

Exhibit A to Schedule I

Term Sheet

Filed Pursuant to Rule 433

Registration No. 333-121077

January 10, 2007

PRICING TERM SHEET

Issuer:	Alabama Gas Corporation

Security:	5.90% Notes due 2037

Offering Size:	$45,000,000

Maturity Date:	January 15, 2037

Coupon:	5.90%

Interest Payment Dates:	January 15 and July 15, commencing July 15, 2007

Price to Public:	100%

Spread to Benchmark Treasury:	113 bp

Benchmark Treasury:	4.50% due February 2036

Benchmark Treasury Yield:	4.77%

Make-Whole Call:	T+20 bp

Expected Settlement Date:	January 16, 2007

Anticipated Ratings:	A1 by Moody’s Investors Service, Inc. BBB+ by Standard & Poor’s Ratings Services

Sole Manager:	A.G. Edwards

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, A.G. Edwards or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling A.G. Edwards at 314-955-3000.